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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the following registration statements of Lyondell Petrochemical Company, Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-26867), Registration Statement on Form S-8 (No. 33-31564), Registration Statement on Form S-8 (No. 33-32683), Registration Statement on Form S-8 (No. 33-60785) and Registration Statement on Form S-8 (No. 333-05399) of our report dated February 16, 1998, except as to the information presented in Note 23, for which the date is March 20, 1998, on our audits of the consolidated financial statements of Lyondell Petrochemical Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and of our report dated February 6, 1998 on our audits of the financial statements of LYONDELL-CITGO Refining Company, Ltd. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.
Houston, Texas
March 25, 1998
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          Lyondell Petrochemical Company 401(k) and Savings Plan
          Lyondell Restricted Stock Plan - VSP/MVSP
333-05399 Lyondell Restricted Stock Plan for Non-Employee Directors
          LTIP
          Incentive Stock Option Plan for Employees